Exhibit 24.2
CERTIFIED RESOLUTION OF THE
BOARD OF DIRECTORS OF
GTx, INC.
     I, HENRY P. DOGGRELL, do hereby certify that I am the Vice President, General Counsel and Secretary of GTx, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”); that the below is a true and correct copy of a resolution that was duly adopted by the Board of Directors of the Company (the “Board”) at a meeting of the Board that was duly called and held on May 5, 2011; and that the below resolution remains in full force and effect and has not been rescinded, altered, amended or modified in any manner:
Power of Attorney
     Resolved, that each of the officers and directors of the Company who may be required to execute the Registration Statement or any 462(b) Registration Statement (whether on behalf of the Company or as an officer or director thereof or by attesting the seal of the Company or otherwise) be, and each of them hereby is, authorized, empowered and directed to execute and deliver or cause to be executed and delivered a power of attorney appointing Mitchell S. Steiner, Marc S. Hanover, Henry P. Doggrell and Mark E. Mosteller, and each of them or any of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments and supplements to the Registration Statement or any 462(b) Registration Statement and other instruments necessary or appropriate in connection therewith, to attest the seal of the Company thereon, and to file the same with the SEC, granting to said attorneys-in-fact and agents the power to act with or without the other, and the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, each and every act whatsoever which may be necessary, desirable or advisable as set forth in such Registration Statement or any 462(b) Registration Statement, and to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Company as they, in their sole discretion, deem necessary or appropriate.
     IN WITNESS WHEREOF, the undersigned has executed this instrument on this 12th day of May, 2011.

/s/ Henry P. Doggrell
Henry P. Doggrell
Vice President, General Counsel and Secretary GTx, Inc.